EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Douglas B. Cannon
Senior Vice President and CFO
(214) 245-3164
ODYSSEY HEALTHCARE REPORTS FIRST QUARTER RESULTS
—	EPS Increased 13.3% Over First Quarter 2005

—	Adjusted EPS Increased 26.7 % Over First Quarter 2005

—	Net Patient Service Revenue Increased 17.9% Over First Quarter 2005
     DALLAS, TEXAS (May 1, 2006)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the first quarter ended March 31, 2006. On a reported basis and calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s net income was $5.8 million, a 9.3 percent increase over the $5.3 million for the corresponding quarter of 2005. Adjusted net income for the quarter, which excludes stock compensation expense, was $6.6 million, a 24.3 percent increase over the $5.3 million for the corresponding quarter in 2005. Effective January 1, 2006 the Company began recording expense associated with employee stock compensation in accordance with the Statement of Financial Accounting Standards No. 123R.
     On a GAAP basis, the Company’s earnings per diluted share were $0.17, a 13.3 percent increase over the $0.15 reported for the first quarter of 2005. Adjusted earnings per diluted share, which excludes stock compensation expense, for the first quarter of 2006 were $0.19, a 26.7 percent increase over earnings per diluted share of $0.15 for the first quarter of 2005. The reported GAAP results for the first quarter of 2006 were negatively impacted by $0.8 million, net of tax, from the inclusion of related stock compensation expense or $0.02 per fully diluted share.
     Net patient service revenue for the first quarter of 2006 increased 17.9 percent to $103.6 million, compared to $87.8 million for the first quarter of 2005, driven primarily by a 9.1 percent increase in average daily patient census, a decrease in the Company’s Medicare cap contractual adjustment from 2.5 percent to 1.6 percent of gross revenue and a 3.7 percent increase in the Medicare base payment rates that went into effect on October 1, 2005.
     “We are pleased with our results for the first quarter and the progress we have made to date in implementing our 2006 initiatives,” said Robert A. Lefton, President and Chief Executive Officer of Odyssey. “As evidenced by the reduction in our Medicare cap contractual adjustment as a percentage of gross revenue, we have made progress towards our 2006 initiative of managing the Medicare cap situation at affected sites. I believe that our new initiatives are having a positive effect on the Medicare cap, but remain cautious until we demonstrate consistent quarter over quarter improvement.”

     “We have rolled out our new integrated billing, clinical management and electronic medical records information system to two pilot sites and are currently modifying our training to incorporate some of the lessons learned at those pilot sites,” said Mr. Lefton. “We will begin rolling the system out to additional sites next month. The full implementation of the new system will not be completed until 2008.”
First Quarter Highlights
Volume
     Admissions for the first quarter of 2006 were 9,104 compared to 8,225 for the first quarter of 2005, an increase of 10.7 percent. In the first quarter of 2006, same store admissions increased by 7.3 percent over same store admissions for the first quarter of 2005.
     In the first quarter of 2006, the average daily census increased 9.1 percent to 8,302 patients from 7,609 patients in the first quarter of 2005. In the first quarter of 2006, same store average daily census increased by 5.7 percent over the first quarter of 2005.
     The average length of stay for the first quarter of 2006 was 85.6 days, compared to 85.4 days in the first quarter of 2005.
Net Revenue
     Net revenue per patient day in the first quarter of 2006 was $138.63, an 8.1 percent increase over net revenue per patient day of $128.24 in the first quarter of 2005. The increase in net revenue per patient day was primarily due to an increase in the provision of continuous care and general inpatient care and a decrease in the contractual reduction in gross revenue for the Medicare cap described below.
     The Company said it recognized a contractual reduction in revenue in the first quarter of 2006 of 3.0 percent of first quarter gross revenue, which includes a Medicare cap contractual adjustment of 1.6 percent of gross revenue and a commercial contractual adjustment of 1.4 percent of gross revenue, as compared to a reduction in revenue in the first quarter of 2005 of 3.6 percent of gross revenue, which includes a Medicare cap contractual adjustment of 2.5 percent of gross revenue and a commercial contractual adjustment of 1.1 percent of gross revenue.
Provision for Uncollectible Accounts
     The Company’s provision for uncollectible accounts or bad debt expense for the first quarter of 2006 totaled $1.4 million or 1.3 percent of net revenue as compared to bad debt expense for the first quarter of 2005 of $2.6 million or 2.9 percent of net revenue.
Cash Flow and Capital Expenditures
     The Company’s cash flow from operations for the first quarter of 2006 was $14.5 million as compared to $14.3 million for the first quarter of 2005. Capital expenditures for the first quarter of 2006 were $2.6 million as compared to $0.4 million for the first quarter of 2005. The increase in capital expenditures was due primarily to the Company’s inpatient development efforts and the new integrated billing, clinical management and electronic medical records information system.

Tax Rate
     The Company’s effective tax rate for the first quarter of 2006 was 36.9 percent as compared to 39.2 percent for the first quarter of 2005. The Company’s effective tax rate in the first quarter of 2006 was impacted by a significant increase in the Company’s tax-exempt interest income.
New Site Development
     During the first quarter, the Company’s hospice program located in Lubbock, Texas was certified to accept Medicare patients. In addition, the Company expanded the area served by its Wichita, Kansas program with the opening of a Medicare certified alternate delivery site in Hutchinson, Kansas. The Company also currently has seven hospice inpatient units in various stages of development.
Stock Repurchase
     During the first quarter of 2006 the Company repurchased 118,000 shares of its common stock at a cost of $2.0 million (average cost of $16.94 per share), and had approximately 34.5 million shares outstanding at March 31, 2006. The Company may purchase up to an additional $9.4 million of common stock under its previously announced stock repurchase program. Shares used for computing diluted earnings per share for the first quarters of 2006 and 2005 were 34.8 million and 35.4 million, respectively.
     The Company also announced that plaintiffs in the shareholder class action complaint that was recently dismissed, with prejudice, by the United States District Court for the Northern District of Texas have filed a Notice of Appeal to appeal the decision of the District Court to dismiss the complaint to the United States Court of Appeals for the Fifth Circuit. The Company continues to believe that the allegations in the complaint are without merit and also believes that the Court of Appeals will uphold the District Court’s decision to dismiss the complaint.
     Odyssey will host a conference call to discuss the first quarter 2006 on Tuesday, May 2, 2006, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.
     Based in Dallas, Texas, Odyssey has 81 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the Company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
     Our non-GAAP financial measures included in this press release that exclude the charge for employee stock compensation are reconciled to comparable GAAP financial measures in the reconciliation attached to this press release.
     Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; increases in inflation including inflationary increases in patient care costs; adverse changes in the Medicare payment cap limits and increases in the Company’s Medicare cap contractual adjustment; decline in patient census growth; challenges inherent in and potential changes in the Company’s growth and expansion strategy; our ability to effectively implement the Company’s 2006 operations initiatives; the ability to attract and retain healthcare professionals; the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations, including the DOJ investigation; adverse changes in the competitive environment in which the Company operates; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A.Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Reconciliation of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures consisting of income from operations, net income and earnings per share as adjusted to exclude expenses for stock-based compensation related to the adoption of Statement of Financial Accounting Standards No. 123R on January 1, 2006. Odyssey believes that the presentation of non-GAAP guidance provides useful information to management and investors regarding financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Odyssey’s ongoing operating financial performance. This information is not intended to be considered in isolation, or as a substitute for GAAP financial measures. The following table reconciles these non-GAAP financial measures to income from operations, net income and net income per common share that Odyssey believes are the most comparable GAAP measures:

	Three months ended March 31, 2006
	(in thousands except per share data)
	GAAP	Adjustments	Adjusted
	(unaudited)		(unaudited)
Net patient service revenue	$103,584		$103,584
Operating expenses:
Direct hospice care	61,482		61,482
General and administrative	29,125		29,125
Stock-based compensation charges	1,514	(1,273)	241
Provision for uncollectible accounts	1,391		1,391
Depreciation	1,188		1,188
Amortization	130		130

	94,830		93,557

Income from operations	8,754		10,027
Other income (expense):
Interest income	552		552
Interest expense	(48)		(48)

	504		504

Income before provision for income taxes	9,258		10,531
Provision for income taxes	3,420	470	3,890

Net income available to common stockholders	$5,838		$6,641

Net income per common share:
Basic	$0.17		$0.19

Diluted	$0.17		$0.19

Weighted average shares outstanding:
Basic	34,299		34,299
Diluted	34,844		35,136

Odyssey HealthCare, Inc. and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three months ended March 31,
	2005	2006
	(unaudited)	(unaudited)
Net patient service revenue	$87,828	$103,584
Operating expenses:
Direct hospice care	48,425	61,482
General and administrative	26,947	29,125
Stock-based compensation charges	157	1,514
Provision for uncollectible accounts	2,587	1,391
Depreciation	903	1,188
Amortization	147	130

	79,166	94,830

Income from operations	8,662	8,754
Other income (expense):
Interest income	169	552
Interest expense	(46)	(48)

	123	504

Income before provision for income taxes	8,785	9,258
Provision for income taxes	3,442	3,420

Net income available to common stockholders	$5,343	$5,838

Net income per common share:
Basic	$0.15	$0.17

Diluted	$0.15	$0.17

Weighted average shares outstanding:
Basic	34,854	34,299
Diluted	35,376	34,844

Odyssey HealthCare, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	March 31,
	2005	2006
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,183	$15,262
Short-term investments	48,286	60,442
Accounts receivable from patient services, net of allowance for uncollectible accounts of $2,029 and $2,205 at December 31, 2005 and March 31, 2006, respectively	59,911	58,435
Deferred tax assets	2,707	3,144
Prepaid expenses and other current assets	4,251	3,960

Total current assets	130,338	141,243
Property and equipment, net	11,629	13,007
Goodwill	98,163	98,163
Intangibles, net	4,837	4,657

Total assets	$244,967	$257,070

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,989	$3,492
Accrued compensation	12,100	12,002
Accrued nursing home costs	11,581	11,893
Accrued Medicare cap contractual adjustments	14,883	15,972
Accrued government settlement	13,000	13,000
Other accrued expenses	14,163	16,807
Current maturities of long-term debt	5	5

Total current liabilities	68,721	73,171
Long-term debt, less current maturities	4	3
Deferred tax liability	8,355	8,341
Other liabilities	589	582
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares — 75,000,000
Issued shares — 37,410,750 and 37,664,169 at December 31, 2005 and March 31, 2006, respectively	37	38
Additional paid-in capital	101,346	104,940
Deferred compensation	(2,722)	(2,481)
Retained earnings	107,192	113,030
Treasury stock, at cost, 3,002,934 and 3,120,934 shares outstanding at December 31, 2005 and March 31, 2006, respectively	(38,555)	(40,554)

Total stockholders’ equity	167,298	174,973

Total liabilities and stockholders’ equity	$244,967	$257,070

Odyssey HealthCare, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, except share amounts)

	Three months ended March 31,
	2005	2006
	(unaudited)	(unaudited)
Operating Activities
Net income	$5,343	$5,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,050	1,318
Amortization of debt issue costs	27	29
Stock-based compensation	157	1,514
Deferred tax expense (benefit)	405	(451)
Tax benefit realized for stock option exercises	359	(594)
Provision for uncollectible accounts	2,587	1,391
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	946	85
Other current assets	(293)	291
Accounts payable, accrued nursing home costs, accrued Medicare cap contractual adjustments and other accrued expenses	3,710	5,037

Net cash provided by operating activities	14,291	14,458
Investing Activities
Cash paid for acquisitions and procurement of licenses	(107)	21
Increase in short-term investments	(6,020)	(12,156)
Purchase of property and equipment	(431)	(2,566)

Net cash used in investing activities	(6,558)	(14,701)
Financing Activities
Proceeds from issuance of common stock	99	1,728
Tax benefit realized for stock option exercises	—	594
Purchases of treasury stock	(9,733)	(1,999)
Payments on debt	(1)	(1)

Net cash (used in) provided by financing activities	(9,635)	322

Net increase (decrease) in cash and cash equivalents	(1,902)	79
Cash and cash equivalents, beginning of period	24,851	15,183

Cash and cash equivalents, end of period	$22,949	$15,262

Supplement cash flow information
Interest paid	$19	$19
Income taxes paid	$3,869	$—